                                 AMENDED AND RESTATED

                                   CORPORATE BYLAWS

                                          OF

                            NEXT GENERATION NETWORK, INC.


                                      ARTICLE I

                                   OFFICES AND SEAL


          1. OFFICES. The registered office of the Corporation in the State of Delaware shall be at such location as may be designated from time to time by the Board of Directors. The Corporation may also maintain such other offices at such other places, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors.


          2. CORPORATE SEAL. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation; nevertheless, if in any instance a corporate seal be used, the same shall be, at the pleasure of the officer affixing same, a circle having on the circumference thereof the following: NEXT GENERATION NETWORK, INC.; and in the center the following: INCORPORATED DELAWARE.

                                      ARTICLE II

                                     STOCKHOLDERS

          1. STOCKHOLDERS' MEETINGS. All meetings of stockholders shall be held at such place as may be fixed from time

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                                                                             2

to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the President or Secretary of the Corporation, either within or without the State of Delaware, as shall be stated in the notice of the meeting. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State, as the place for holding such meeting.

          2. NOTICE FOR MEETINGS. Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.


          3. ANNUAL MEETINGS. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of

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                                                                             3

the meeting. At the annual meeting, stockholders entitled to vote on the election of Directors shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

          4. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of stockholders owning
(i) in the case of a matter requiring the vote of all stockholders of the Corporation, a majority in amount of the entire capital stock of the Corporation issued, outstanding, and entitled to vote for such purposes, or (ii) in the case of a matter as to which any one or more classes or series of capital stock are entitled or required to vote separately as a class or series, a majority in amount of such class or series of capital stock, issued, outstanding and entitled to vote for such purposes; or (iii) in the case of a special meeting for the election of a director by holders of Series B, Series C or both, as provided under Article III, Section 2. Such request shall state the purpose or purposes of the proposed meeting.

          5.   FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OR RECORD.

          A. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

          B. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however,that the Board of Directors may fix a new record date for the adjourned meeting.

          C. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more that ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          D. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          6. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present.


          7.   QUORUM, ADJOURNMENT.  At any meeting of
stockholders, or of an class of stockholders, a majority of the holders of the outstanding shares of the Corporation or class entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          8.   VOTING.

          A. At every meeting of stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

          B. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

          C. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          D. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.

          9. ORDER OF BUSINESS. The order of business at all meeting of the stockholders, shall be as follows:

          A.   Roll call.

          B.   Proof of notice of meeting or waiver of notice.

          C.   Reading of minutes of preceding meeting.

          D.   Reports of officers.

          E.   Reports of committees.

          F.   Elections, if any.

          G.   Unfinished business.

          H.   New business.

          10.  ACTION WITHOUT MEETING.

          A. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail return receipt requested.

          B. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation as provided in subsection 10(A) above of this Article II.

          C. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection 10A above. In the event that the action which is consented to is such as would have required the filing of a certificate under Title 8 of the Delaware General Corporation Law, if such action had been voted on by stockholders at a meeting thereof, the certificate filed thereunder shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with
Section 228 of the Delaware General Corporation Law.

          11.  WAIVER OF NOTICE.   Attendance of a stockholder at a meeting
shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written notice of waiver either before or after the time of the meeting.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

          1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders. The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Certificate of Incorporation of this Corporation, and the laws of the State of Delaware.

          2. NUMBER. The number of Directors which shall constitute the whole board shall be not fewer than one (1) and not more than ten (10). The number of Directors shall be set by the Directors. The Directors shall be elected at the annual meeting of the stockholders or at a special meeting for the purpose of electing such directors, except as provided in Section 3 of this Article, and each Director elected shall hold office until the next annual meeting and his or her successor is elected and qualified, subject to either death, resignation or removal. Directors need not be stockholders.

     For the election of directors by the holders of the Corporation's Series B Senior Cumulative Compounding Convertible Redeemable Preferred Stock ("Series B Preferred Stock") or the Company's Series C Senior Cumulative Compounding Convertible Redeemable Preferred Stock ("Series C Preferred Stock"), or both, other than at an annual meeting of the stockholders, the Secretary of the Corporation shall call a special meeting upon the written request of 5% or more of the number of shares of Series B Preferred Stock or Series C Preferred Stock, as appropriate, then outstanding for the purpose of electing a Series B Director, Series C Director or Joint Director, as those terms are defined in the Certificates of Designation for the Series B Preferred Stock and Series C Preferred Stock, respectively. Notwithstanding the foregoing, the Secretary shall not call any such meeting in the case of any request received by the Corporation less than forty-five (45) days before the date fixed for any annual meeting of the stockholders, and if in such case such special meeting is not called, the holders of Series B Preferred Stock or Series C Preferred Stock, as applicable, shall be entitled to vote as a class at such annual meeting to elect the Series B Director, Series C Director or Joint Director, or to fill such vacancy.

          3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until a special meeting of stockholders entitled to elect such Directors or Director at a meeting called for such purpose, or the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

     Notwithstanding the foregoing, a vacancy for a director position designated as a Series B Director, Series C Director or Joint Director shall be filled by the holders of the Series B Preferred Stock or Series C Preferred Stock, or both, respectively.

          4. REGULAR MEETINGS. A regular meeting of the Directors, the first meeting of each newly elected Board of Directors, shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.


          5. SPECIAL MEETINGS. Subject to Article III, Section 16 of these Bylaws, special meetings of the Board may be called by the President or the Secretary on one (1) day's notice to each Director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one (1) Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular, or special meeting of Directors by executing a written notice of waiver either before or after the time of the meeting.

          6.   ELECTRONIC COMMUNICATION.

          A. A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by their Bylaws for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in meeting by such means constitutes presence in person at the meeting.

          B. A Director may participate in a board or committee meeting not described in subparagraph A by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.


          7. PLACE OF MEETING. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          8. QUORUM. A majority of the membership of the Board of Directors or any committee thereof shall constitute a quorum and concurrence of a majority of those present shall be sufficient to conduct the business of the Board or committee, except as may be otherwise specifically provided by the Delaware General Corporation Law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors or committee.


          9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of proceedings of the Board or committee.


          10.  EXECUTIVE AND OTHER COMMITTEES.  Subject to

Article III, Section 16(d), the Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more Directors. Each such committee shall serve at the pleasure of the Board, and shall have such authority as is designated by the Board.

          11. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed for cause by vote of the stockholders entitled to elect such Directors or (subject to the last sentence of this Section) by action of the Board.
Directors may be removed without cause by and only by vote of the stockholders entitled to elect such Directors. Accordingly, any Director other than a Series B Director, Series C Director or Joint Director may at any time be removed without cause only by a vote of the holders of Common Stock. Any Series C Director may at any time be removed, with or without cause, by and only by the vote of the Series C Preferred Stockholders; any Series B Director may at any time be removed, with or without cause, by and only by the vote of the Series B Preferred Stockholders; any Joint Director may at any time be removed, with or without cause, by and only by the vote of the Series B Preferred Stockholders and Series C Stockholders, voting together.


          12. RESIGNATION. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

          13. COMPENSATION. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expense for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.


          14. DISALLOWED COMPENSATION. Any payment to an employee in the form of wages, salary, bonus, travel or entertainment expense, which is disallowed in whole or in part by the Internal Revenue Service as a deductible expense of the Corporation, shall be repaid to the Corporation by the employee or employees involved. The Board of Directors shall, with the approval of the employee, be authorized to provide for deductions from future compensation paid to the employee as a method of repayment of the disallowed expense.

          15. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


     16. PROCEDURAL MATTERS CONCERNING SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. So long as the holders of the Series B Preferred Stock and the Series C Preferred Stock shall have the right to elect a Series B Director and Series C Director:


          (a) any one or more members of the Board of Directors or any committee thereof may participate in meetings of the Board of Directors by conference telephone;


          (b) each member of the Board of Directors or any committee thereof shall be given not less than three days' prior written notice of each meeting of the Board of Directors or such committee (or two days' prior written notice in case of meetings to consider emergency matters), specifying the time and place of such meeting and the matters to be discussed thereat, unless such member signs (either before or after such meeting) a written waiver of his right to be given such notice, or attends such meeting without protesting (prior thereto or at the commencement thereof) the failure to be given such notice;

          (c) each member of the Board of Directors or any committee thereof shall be given not less than three days' prior written notice of any action proposed to be taken by the Board of Directors or such committee without a meeting (or two days' prior written notice in case of proposed actions involving emergency matters), unless such member signs (either before or after such action is taken) a written waiver of his right to be given such notice, or gives his written consent to such action without protesting the failure to be given such notice;


          (d) no executive committee of the Board of Directors, and no other committee of the Board of Directors which is authorized to exercise any powers of the Board of Directors, shall be created except with the concurrence of the Series B Director or, if there is no Series B Director, by the Series C Director or, if there is no Series C Director, by the Majority Senior Holders (as defined in the Series C Certificate of Designation); and

          (e) at any meeting of the Board of Directors or any committee thereof, a quorum for the purpose of taking any action shall require the presence in person or participation by conference telephone or similar communications equipment of a number of directors equal to at least a majority of the entire Board of Directors or the entire committee.

                                      ARTICLE IV

                                       OFFICERS


          1. NUMBER. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. The Board of Directors may also choose a Chairman of the Board, a Vice-Chairman, Chief Executive Officer, Chief Financial Officer, one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.


          2.   ELECTION AND TERM OF OFFICE.  The Board of

Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice-Presidents, a Secretary, and a Treasurer, and may choose a Chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          3. REMOVAL. Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment, the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


          4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.


          5. PRESIDENT. The President shall be the principal executive officer of the Corporation and subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of stockholders, and if a Chairman of the Board shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Directors from time to time.

          6. VICE-PRESIDENT. In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.


          7. SECRETARY. The Secretary shall keep the minutes of the stockholders' and of the Directors' meeting in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

          8. TREASURER. If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws. He shall render financial statements to the President, Directors, and stockholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. he shall in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

          9. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.


          10. VICE-CHAIRMAN OR THE BOARD. In the absence of the Chairman or in the event of his death, inability or refusal to act, the Vice-Chairman shall perform the duties of the Chairman, and when so acting shall have all the powers and be subject to all the restrictions upon the Chairman. The Vice-Chairman shall perform such other duties as from time to time may be assigned to him or her.


          11. SALARIES. The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.

                                      ARTICLE V

                        CONTRACTS, LOANS, CHECKS AND DEPOSITS


          1. CONTRACTS. The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


          2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.


          3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Directors.


          4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.

                                      ARTICLE VI

                      CERTIFICATES FOR SHARES AND THEIR TRANSFER


          1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.


          3.   TRANSFERS OF SHARES.

          A. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

          B. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

                                     ARTICLE VII

                                     FISCAL YEAR


          The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.


                                     ARTICLE VIII

                           REPEAL, ALTERATION OR AMENDMENT


          The Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time by a majority of the Board of Directors.



     --------------------------
                                   Gerard P. Joyce, President

ATTEST:


------------------------------
Thomas M. Pugliese, Secretary